EXHIBIT 99.1

Sontra Medical Corporation Reports Third Quarter Financial Results

Records First Quarterly Net Income and Significantly Improves Balance Sheet

FRANKLIN, Mass., Nov. 12 — Sontra Medical Corporation (Nasdaq SC: SONT) announced today financial results for the third quarter and nine months ended September 30, 2003.

For the three months ended September 30, 2003, net income was $856,000 compared to a net loss of $1,064,000 in 2002. Net loss applicable to common shareholders for the three months ended September 30, 2003 was $1,351,000, or $.14 per share versus $1,064,000, or $.11 per share in 2002. In the third quarter of 2003, the Company recorded a $2,206,000 deemed dividend charge for a beneficial conversion discount and accretion of dividends on the Series A Convertible Preferred Stock. This non-cash charge to the Statement of Operations did not impact Sontra’s stockholders’ equity.

For the nine months ended September 30, 2003, net loss was $1,156,000, as compared to a net loss of $2,748,000 in 2002. Net loss applicable to common shareholders for the nine months ended September 30, 2003 was 3,363,000, or $.36 per share versus $2,896,000, or $.57 per share in 2002.

The Company exited the third quarter with $2.8 million in cash and cash equivalents. Subsequent to the end of the quarter, the Company completed its third and final closing on its Series A Preferred Stock financing, which provided additional net proceeds of $3.1 million.

“We are pleased to have significantly strengthened our balance sheet during the third quarter with the formation of our strategic partnership with Bayer Diagnostics, and the completion of the Series A Preferred Stock financing, which ultimately raised $6.5 million in net proceeds,” said Thomas W. Davision, PhD, President and Chief Executive Officer of Sontra. “ We expect to have sufficient cash on hand from these sources to fund our operations into 2005. We will use this capital to commercialize our SonoPrep® ultrasonic skin permeation device and leverage the SonoPrep technology platform into new transdermal drug delivery applications. We expect to commercialize our first SonoPrep product with our rapid onset topical anesthesia tray in the second quarter of 2004. The SonoPrep skin permeation treatment accelerates skin anesthesia to five minutes from 30-60 minutes. Topical anesthetics are used mostly in pediatrics to significantly reduce pain for chronically ill children who must endure repeated needle sticks from chemotherapy and other treatments. Additionally, we expect to launch new clinical programs in 2004 investigating transdermal drug delivery applications for our SonoPrep technology. We expect to demonstrate the potential of our SonoPrep technology platform for transdermal vaccination, a $14 billion market and transdermal acute pain medication where SonoPrep has the potential to significantly accelerate the onset of action.”

Sontra entered into the strategic partnership with Bayer in July 2003 to co-develop Sontra’s Symphony glucose monitor that addresses the need for a truly continuous non invasive monitor for the $5 billion home glucose testing market. In addition to the existing agreement under which Sontra will receive a $1.5 million licensing payment in January 2004, Sontra expects to enter into additional agreements with Bayer to continue the joint development of the Symphony product. Such agreements are expected to include, among other things, a $3 million milestone payment after the first phase of development, and a royalty and manufacturing supply agreement providing Sontra with exclusive manufacturing rights for the SonoPrep device.

About Sontra Medical Corporation (www.sontra.com)

Sontra Medical Corporation is the pioneer of SonoPrep, a non-invasive ultrasound-mediated skin permeation technology that enables transdermal diagnosis and drug delivery. Sontra’s products under development include: the Symphony non-invasive continuous glucose monitor; the SonoPrep topical anesthetic kit for rapid skin anesthesia(less than 5 minutes); and the use of SonoPrep for the transdermal delivery of large molecule drugs and biopharmaceuticals.

SonoPrep is a registered trademark and Symphony is a trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected ability to fund future operations, the expected benefits and commercialization of the SonoPrep technology, the expected benefits of the strategic collaboration between Bayer and Sontra and the expected future agreements between the parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: adverse results in product development, clinical trials and commercialization efforts; failure to obtain and maintain patent protection for discoveries; commercial limitations imposed by patents owned or controlled by third parties; dependence upon strategic partners to develop and commercialize products based on our work; difficulties or delays in obtaining regulatory approvals to market products resulting from development efforts; the commercial success of products; and the requirement for substantial funding to conduct research and development and to expand commercialization activities. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Sontra’s filings with the Securities and Exchange Commission, including Sontra’s most recent Quarterly Report on Form 10-QSB. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

SONTRA MEDICAL CORPORATION

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Licensing Revenue	$1,500,000	$—	$1,500,000	$—

Operating Expenses:
Research and development	509,143	539,461	1,482,991	1,400,085
General and administrative	137,705	544,494	1,187,930	1,370,874
Total operating expenses	646,848	1,083,955	2,670,921	2,770,959
Income (loss) from operations	853,152	(1,083,955)	(1,170,921)	(2,770,959)
Interest income	2,357	20,290	14,494	23,016
Net income (loss)	855,509	(1,063,665)	(1,156,427)	(2,747,943)
Accretion of dividend and beneficial conversion feature on Series A Convertible Preferred Stock	(2,206,371)	—	(2,206,371)	—
Accretion of dividend on Series B Redeemable Convertible Preferred Stock	—	—	—	(148,101)
Net loss applicable to common stockholders	$(1,350,862)	$(1,063,665)	$(3,362,798)	$(2,896,044)

Net loss per common share, basic and diluted	$(0.14)	$(0.11)	$(0.36)	$(0.57)

Basic and diluted shares outstanding	9,411,395	9,265,775	9,383,232	5,099,338

SONTRA MEDICAL CORPORATION

Consolidated Balance Sheets

	As of
	September 30, 2003	December 31, 2002
	(Unaudited)
Assets:
Current Assets:
Cash and cash equivalents	$2,800,435	$2,231,104
Accounts receivable	1,500,000	—
Prepaid expenses and other current assets	170,017	138,454
Total current assets	4,470,452	2,369,558

Property and Equipment, at cost
Computer equipment	162,408	154,479
Office and laboratory equipment	403,496	383,807
Furniture and fixtures	14,288	14,071
Leasehold improvements	166,288	287,035
	746,480	839,392
Less: accumulated depreciation and amortization	(460,623)	(644,055)
Net property and equipment	285,857	195,337

Restricted Cash	148,746	100,000
Other Assets	2,000	31,675
Total assets	$4,907,055	$2,696,570

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$287,828	$169,368
Accrued expenses	335,823	554,217
Total current liabilities	623,651	723,585

Commitments	—	—

Stockholders’ Equity:
Series A Convertible Preferred Stock
$.01 par value, authorized 7,000,000 shares at September 30, 2003
issued and outstanding 3,674,167 shares at September 30, 2003 (preference in liquidation of $3,683,614 at September 30, 2003)	3,233,405	—
Common Stock, $0.01 par value, authorized 40,000,000 shares
issued and outstanding 9,425,186 shares at September 30, 2003 and 9,355,880 at December 31, 2002	94,252	93,559
Additional paid-in capital	17,977,397	19,473,410
Deferred stock-based compensation	(322,298)	(2,033,765)
Subscriptions receivable	—	(17,294)
Accumulated deficit	(16,699,352)	(15,542,925)
Total stockholders’ equity	4,283,404	1,972,985

Total liabilities and stockholders’ equity	$4,907,055	$2,696,570

Contact:

Sean Moran, CFO

Sontra Medical Corporation

(Tel): 508-553-8850, ext 234